Oportun Reports Fourth Quarter 2020 Results
Net Income of $8.5 million or $0.29 per diluted share
Adjusted Net Income of $17.5 million or $0.60 per diluted share

SAN CARLOS, CA – February 18, 2021 – Oportun Financial Corporation (Nasdaq: OPRT) (“Oportun” and the "Company") today reported financial results for the fourth quarter and full year ended December 31, 2020.
“Oportun capped off a challenging 2020 with solid fourth quarter results and momentum heading into 2021,” said Raul Vazquez, CEO of Oportun. “The fundamentals of our business remain strong, and we have identified areas to substantially expand our opportunities for future growth and greater operating efficiency. Our focused commitment to enhancing our digital capabilities enables us to drive more capital-efficient growth, which I am confident will generate greater value for our customers and our shareholders.”
Fourth Quarter and Full Year 2020 Results

Metric	GAAP				Adjusted[1]
	4Q20	4Q19	FY20	FY19	4Q20	4Q19	FY20	FY19
Total revenue	$140.8	$165.3	$583.7	$600.1	$140.8	$165.2	$583.7	$598.4
Net income (loss)	$8.5	$23.2	($45.1)	$61.6	$17.5	$26.9	($14.2)	$62.8
Diluted EPS	$0.29	$0.81	($1.65)	$0.40	$0.60	$0.94	($0.52)	$2.53
Adjusted EBITDA					$0.0	$17.0	$22.1	$74.3

Dollars in millions, except per share amounts.

Fourth Quarter 2020

•Aggregate Originations were $448.6 million, up 48% sequentially over prior-quarter and down 28% year-over-year
•Managed Principal Balance at End of Period was $1.9 billion, up 3% sequentially over prior-quarter and down 14% year-over-year
•30+ Day Delinquency Rate of 3.7% as compared to 4.0% for the prior-year period
•Annualized Net Charge-Off Rate of 9.4% as compared to 9.0% for the prior-year period
Full Year 2020

•Annualized Net Charge-Off Rate of 9.8% as compared to 8.3% for the prior year
•Aggregate Originations were $1.3 billion, down 34% year-over-year
•Managed Principal Balance at End of Period was $1.9 billion, down 14% year-over-year

Retail Network Optimization

In an email to employees posted on the company’s blog today, Oportun’s CEO, Raul Vazquez, announced that the Company intends to close 136 of its retail locations. This decision was based upon the success of Oportun's investments in its mobile channel and digital marketing, and the Company expects it can continue to serve its existing customer base and more rapidly scale to new customers with a more capital efficient retail footprint. To illustrate the success of its digital initiatives, the Company disclosed that in the fourth quarter of 2020, 65% of new applicants chose to apply online, up from 46% one year ago, and 73% of all payments were made outside of its stores, up from 60% one year ago.

[1] See the section entitled “About Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of GAAP to non-GAAP measures.

Financial and Operating Results

To facilitate useful measures for period-to-period comparisons of its business, the Company has provided below unaudited financial information for the three- and twelve-month periods ended December 31, 2020 and 2019 on a GAAP basis as well as a Fair Value Pro Forma (“FVPF”) Adjusted basis. The FVPF and adjusted financial results reflect the Company's performance as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. All figures are as of December 31, 2020, unless otherwise noted.

Fourth Quarter 2020 Financial Results

Total Revenue and FVPF Total Revenue – Total revenue and FVPF Total Revenue for the fourth quarter was $140.8 million, as compared to total revenue of $165.3 million and FVPF Total Revenue of $165.2 million in the prior-year quarter. The lower revenue was attributable to lower originations in the Company's portfolio as a result of economic uncertainty and the Company's tightened lending criteria and underwriting practices proactively put in place at the onset of the pandemic.

Net Income (Loss) and Adjusted Net Income (Loss) – Net income was $8.5 million, as compared to $23.2 million in the prior-year quarter. Adjusted Net Income was $17.5 million, up 320% sequentially and down 35% from $26.9 million in the prior-year quarter. The decreases in net income and Adjusted Net Income were primarily due to lower total revenue.

Earnings (Loss) Per Share and Adjusted EPS – GAAP earnings per share, basic and diluted, were $0.31 and $0.29, respectively, as compared to basic and diluted earnings per share of $0.86 and $0.81, respectively, in the prior-year quarter. Adjusted EPS was $0.60 as compared to $0.94 in the prior-year quarter.

Adjusted EBITDA – Adjusted EBITDA was $0.0 million, down from $17.0 million in the prior-year quarter. The Company believes that Adjusted EBITDA is a useful metric because it is a proxy for Oportun's pre-tax cash profitability. In addition to adding back taxes, depreciation, amortization, stock-based compensation and one-time events, Adjusted EBITDA also excludes the non-cash impact of fair value accounting.

Full Year 2020 Financial Results

Total Revenue and FVPF Total Revenue – Total revenue and FVPF Total Revenue for the full year was $583.7 million, as compared to total revenue of $600.1 million and FVPF Total Revenue of $598.4 million in 2019. The lower revenue was attributable to lower originations in the Company's portfolio as a result of economic uncertainty and the Company's tightened lending criteria and underwriting practices proactively put in place at the onset of the pandemic.

Net Income (Loss) and Adjusted Net Income (Loss) – Net loss was $45.1 million, as compared to net income of $61.6 million in 2019. Adjusted Net Loss was $14.2 million, compared to Adjusted Net Income of $62.8 million in the prior full year. The decreases in net income and Adjusted Net Income are due to decreased total revenue, higher charge-offs, lower fair value of loans due to decline in yields from lending to more returning customers and capping APRs at 36% starting in August 2020, and increased full-year operating expenses relative to 2019 where the operating expenses ramped up during the year in preparation for the Company's IPO in September 2019.

Earnings (Loss) Per Share and Adjusted EPS – GAAP net loss per share, basic and diluted, was $1.65 for the full year 2020 as compared to basic and diluted earnings per share of $0.46 and $0.40, respectively, in the prior year. Adjusted EPS was $(0.52) in 2020 as compared to $2.53 in the prior year.

Adjusted EBITDA – Adjusted EBITDA was $22.1 million, down from $74.3 million in the prior full year. Adjusted EBITDA as a percentage of FVPF Total Revenue was 3.8% and 12.4% for 2020 and 2019, respectively.

Origination Trends

Originations for the fourth quarter were $448.6 million, as compared to $619.3 million in the prior-year quarter. The Company’s originations increased 48% sequentially in the fourth quarter of 2020 as compared to the third quarter of 2020 due to increasing approval rates, the refinement of its marketing efforts.

Credit and Operating Metrics

The Company believes that its rapid implementation of emergency hardship programs and reduced payment plans has been effective in providing impacted customers sufficient time to return to repayment status. As of December 31, 2020, 1.4% of Oportun's Owned Principal Balance at End of Period was in Emergency Hardship Deferral status.

Net Charge-Off Rate – The Annualized Net Charge-Off Rate for the fourth quarter was 9.4%, compared to 9.0% for the prior-year quarter, and was 9.8% for the full year 2020, compared to 8.3% for the prior full year. As a result of the pandemic and based upon the Company’s analysis of historical loan performance following natural disasters or other emergencies, more loans have been determined to be uncollectible prior to reaching 120 days contractually past due, resulting in $6.3 million higher charge-offs in the fourth quarter.

30+ Day Delinquency Rate – 30+ Day Delinquency Rate was 3.7% at the end of 2020, compared to 4.0% at the end of the prior year end.

Operating Efficiency and Adjusted Operating Efficiency – Operating Efficiency for the fourth quarter was 71.0% as compared to 60.8% in the corresponding prior-year quarter. Adjusted Operating Efficiency the fourth quarter was 64.3%, as compared to 57.8% in the corresponding prior-year quarter.

Operating Efficiency for the year was 67.4% as compared to 60.4% in the prior year. Adjusted Operating Efficiency for the year was 61.1%, as compared to 57.2% in the prior year. The increase in operating expenses is driven by full-year operating expenses relative to 2019 where the operating expenses ramped up during the year in preparation for the Company's IPO in September 2019 as well as $21.9 million in investments in new products in the year ended 2020.

Book Value and Adjusted Tangible Book Value – Book Value at December 31, 2020 was $466.4 million, or $16.85 per share, and Adjusted Tangible Book Value was $438.2 million, or $15.83 per share.

Return on Equity ("ROE") and Adjusted ROE – ROE for the fourth quarter was 7.4%, compared to 19.5% in the corresponding prior-year quarter.  Adjusted ROE for the fourth quarter was 15.2%, compared to 22.8% in the corresponding prior-year quarter.

ROE for the year was (9.4)%, as compared to 14.7% in the prior year. Adjusted ROE for the year was (3.0)%, as compared to 14.9% in the prior year.

Funding and Liquidity

As of December 31, 2020, cash and cash equivalents were $136.2 million and restricted cash was $32.4 million. FVPF Cost of Debt and FVPF Debt-to-Equity were 3.9% and 3.0x, respectively, for and at the end of 2020 as compared to 4.1% and 3.2x, respectively, for and at the end of the prior year. As of December 31, 2020, the Company had $153.0 million of undrawn capacity on its existing $400.0 million warehouse line. The Company's warehouse line is committed through October 2021.

Based upon its recent projections, Oportun has determined it continues to have more than 12 months of liquidity runway.(1) The Company’s balance sheet is characterized by relatively low leverage. Oportun’s term securitizations and its warehouse line are non-recourse to Oportun Financial Corporation and its operating subsidiaries. The Company’s term securitizations allow it to fund new loan originations for the remainder of each securitization’s revolving period; the revolving periods have end dates which range from March 2021 to July 2022. Oportun also continues to sell a percentage of newly originated loans on a whole loan basis at a fixed price pursuant to existing flow sale contracts.

Financial Outlook

Because of the ongoing uncertainties related to the pandemic and the likelihood of continued government stimulus, the Company is not providing financial guidance at this time. The Company anticipates its future financial performance will continue to be impacted by the COVID-19 pandemic and its economic consequences, but the magnitude and timing of this impact is too dependent on external factors to reliably set guidance parameters at this time.

Conference Call

As previously announced, Oportun’s management will host a conference call to discuss fourth quarter and full year 2020 results at 5:00 p.m. EST (2:00 p.m. PST) today. The dial-in number for the conference call is 877-407-9208 (toll-free) or 201-493-6784 (international). Participants should call in 10 minutes prior to the scheduled start time. A live webcast of the call will be accessible from the Investor Relations page of Oportun's website at https://investor.oportun.com. Both the call and webcast are open to the general public. For those unable to listen to the live broadcast, a webcast replay will be available at https://investor.oportun.com for one year. An investor presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their most directly comparable GAAP measures, will be available on the Investor Relations page of Oportun's website at https://investor.oportun.com prior to the start of the conference call.

1 As of December 31, 2020, assumes maintaining operations and covering all upcoming debt obligations.

About Non-GAAP Financial Measures

This press release presents information about the Company’s Fair Value Pro Forma ("FVPF") results, FVPF Total Revenue, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Tangible Book Value, Adjusted Tangible Book Value Per Share, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Operating Efficiency, and Adjusted Return on Equity, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company believes these Non-GAAP measures can be useful measures for period-to-period comparisons of its core business and provide useful information to investors and others in understanding and evaluating its operating results. Non-GAAP financial measures are provided in addition to, and not as a substitute for, and are not superior to, financial measures calculated in accordance with GAAP. In addition, the non-GAAP measures the Company uses, as presented, may not be comparable to similar measures used by other companies. Reconciliations of non-GAAP to GAAP measures can be found below.

About Oportun

Oportun (Nasdaq: OPRT) is a financial services company that leverages its digital platform to provide responsible consumer credit to hardworking people. Using A.I.-driven models that are built on 15 years of proprietary customer insights and billions of unique data points, Oportun has extended more than $9.8 billion in affordable credit, providing its customers with alternatives to payday and auto title loans. In recognition of its responsibly designed products which help consumers build their credit history, Oportun has been certified as a Community Development Financial Institution (CDFI) since 2009. The Company recently applied for a national bank charter to expand its services and make its products available in all 50 states. For more information visit oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements as to future results of operations and financial position, liquidity runway, trends in credit performance, originations, payment defaults, business strategy and plans and objectives of management for future operations of Oportun are forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. You generally can identify these statements by terms such as “expect,” “plan,” “anticipate,” “project,” "outlook,” “continue,” “may,” “believe,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Oportun has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent quarterly report on Form 10-Q and the annual report on Form 10-K that will be filed for the year ended December 31, 2020, and include, but are not limited to, the extent and duration of the COVID-19 pandemic, market and economic disruptions stemming from the COVID-19 pandemic; Oportun’s future financial performance, including trends in revenue, net revenue, operating expenses, and net income; changes in market interest rates; increases in loan delinquencies and charge-offs; Oportun's ability to increase the volume of loans it makes; Oportun’s ability to successfully offer loans in additional states; and Oportun’s ability to compete successfully with other companies that are currently in, or may in the future enter, its industry. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Contacts

Investor Contact
Nils Erdmann
650-810-9074
ir@oportun.com

Media Contact
Usher Lieberman
650-769-9414
usher.lieberman@oportun.com

Oportun and the Oportun logo are registered trademarks of Oportun, Inc.

Oportun Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue
Interest income	$129.9	$148.3	$545.5	$544.1
Non-interest income	10.9	17.0	38.3	56.0
Total revenue	140.8	165.3	583.7	600.1
Less:
Interest expense	13.5	15.8	58.4	60.5
Provision (release) for loan losses	—	(0.7)	—	(4.5)
Decrease in fair value	(12.7)	(18.7)	(190.3)	(97.2)
Net revenue	114.6	131.6	335.1	446.8

Operating expenses:
Technology and facilities	35.9	29.1	129.8	102.0
Sales and marketing	23.9	28.1	89.4	97.2
Personnel	26.5	24.2	106.4	90.6
Outsourcing and professional fees	10.8	14.4	47.1	57.2
General, administrative and other	2.9	4.6	20.5	15.4
Total operating expenses	100.0	100.5	393.2	362.4

Income (loss) before taxes	14.7	31.2	(58.1)	84.4
Income tax expense (benefit)	6.2	8.0	(13.0)	22.8
Net income (loss)	$8.5	$23.2	$(45.1)	$61.6

Diluted Earnings (Loss) per Common Share	$0.29	$0.81	$(1.65)	$0.40
Diluted Weighted Average Common Shares	29,225,393	28,526,725	27,333,271	10,761,852

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2020	2019
Assets
Cash and cash equivalents	$136.2	$72.2
Restricted cash	32.4	64.0
Loans receivable at fair value	1,696.5	1,882.1
Loans receivable at amortized cost	—	42.5
Less:
Unamortized deferred origination costs and fees, net	—	(0.1)
Allowance for loan losses	—	(4.0)
Loans receivable at amortized cost, net	—	38.5
Loans held for sale	1.2	0.7
Interest and fees receivable, net	15.4	17.2
Right of use assets - operating	46.8	50.5
Other assets	80.5	76.8
Total assets	$2,009.1	$2,201.9

Liabilities and stockholders' equity
Liabilities
Secured financing	$246.4	$60.9
Asset-backed notes at fair value	1,167.3	1,129.2
Asset-backed notes at amortized cost	—	359.1
Amount due to whole loan buyer	6.8	33.4
Lease liabilities	49.7	53.4
Other liabilities	72.5	77.2
Total liabilities	1,542.7	1,713.1
Stockholders' equity
Common stock	—	—
Common stock, additional paid-in capital	436.5	418.3
Convertible preferred and common stock warrants	—	0.1
Accumulated other comprehensive loss	(0.3)	(0.2)
Retained earnings	36.4	76.7
Treasury stock	(6.3)	(6.1)
Total stockholders’ equity	466.4	488.8
Total liabilities and stockholders' equity	$2,009.1	$2,201.9

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Cash flows from operating activities
Net income (loss)	$8.5	$23.2	$(45.1)	$61.6
Adjustments for non-cash items	19.7	22.0	212.3	105.9
Proceeds from sale of loans in excess of originations of loans sold and held for sale	6.8	14.7	19.9	35.8
Changes in balances of operating assets and liabilities	(21.6)	(8.8)	(34.3)	15.1
Net cash provided by operating activities	13.4	51.1	152.9	218.4

Cash flows from investing activities
Net loan principal repayments (loan originations)	(96.5)	(189.0)	43.0	(471.5)
Purchase of fixed assets, net of sales	(1.2)	(3.1)	(4.8)	(8.9)
Capitalization of system development costs	(5.3)	(5.6)	(21.8)	(17.3)
Net cash provided by (used in) investing activities	(103.0)	(197.7)	16.4	(497.7)

Cash flows from financing activities
Borrowings	95.2	62.0	509.2	394.0
Repayments	—	(0.2)	(644.0)	(169.3)
Net stock-based activities	(0.6)	0.5	(2.0)	61.6
Net cash provided by (used in) financing activities	94.7	62.3	(136.8)	286.3

Net increase in cash and cash equivalents and restricted cash	5.1	(84.3)	32.5	7.0
Cash and cash equivalents and restricted cash beginning of period	163.5	220.4	136.1	129.2
Cash and cash equivalents and restricted cash end of period	$168.6	$136.1	$168.6	$136.1

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
CONSOLIDATED KEY PERFORMANCE METRICS
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Aggregate Originations (Millions)	$448.6	$619.3	$1,348.0	$2,051.8
Number of loans originated (Actuals)	153,847	213,840	449,362	726,964
Active Customers (Actuals)	651,600	793,254	651,600	793,254
Customer Acquisition Costs (Actuals)	$155	$131	$199	$134
Owned Principal Balance at End of Period (Millions)	$1,639.6	$1,842.9	$1,639.6	$1,842.9
Managed Principal Balance at End of Period (Millions)	$1,895.4	$2,199.0	$1,895.4	$2,199.0
Average Daily Principal Balance (Millions)	$1,605.5	$1,769.2	$1,701.7	$1,624.3
Charge-offs, net of recoveries (Millions)	$37.8	$40.2	$166.9	$134.8
30+ delinquent balance at end of period (Millions)	$60.1	$73.9	$60.1	$73.9
30+ Day Delinquency Rate (%)	3.7%	4.0%	3.7%	4.0%
Annualized Net Charge-Off Rate (%)	9.4%	9.0%	9.8%	8.3%
Operating Efficiency (%)	71.0%	60.8%	67.4%	60.4%
Adjusted Operating Efficiency (%)	64.3%	57.8%	61.1%	57.2%
Return on Equity (%)	7.4%	19.5%	(9.4)%	14.7%
Adjusted Return on Equity (%)	15.2%	22.8%	(3.0)%	14.9%

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
ABOUT NON-GAAP FINANCIAL MEASURES
(unaudited)

The press release dated February 18, 2021 contains non-GAAP financial measures. The following tables reconcile the non-GAAP financial measures in that press release to the most directly comparable financial measures prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP"). These non-GAAP financial measures include FVPF Total Revenue, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Operating Efficiency, Adjusted Return on Equity, Adjusted EPS, Adjusted Tangible Book Value and Adjusted Tangible Book Value Per Share.

The Company believes that the provision of these non-GAAP financial measures can provide useful measures for period-to-period comparisons of Oportun's core business and useful information to investors and others in understanding and evaluating its operating results. However, non-GAAP financial measures are not calculated in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.

Fair Value Pro Forma
Oportun has elected the fair value option to account for all loans held for investment that were originated on or after January 1, 2018, (the "Fair Value Loans"), and for all asset-backed notes issued on or after January 1, 2018, (the "Fair Value Notes"). The Company made this election because, for a fast-growing company that produces high-quality assets such as Oportun, fair value accounting brings its GAAP net income closer to the net cash flow generated by its business, and more in line with its more mature public peers. In order to facilitate comparisons to prior periods, the Company has provided financial information for the three months ended December 31, 2020 and for prior periods on a pro forma basis, or the Fair Value Pro Forma, as if the fair value option had been elected since inception for all loans originated and held for investment and all asset-backed notes issued. Upon adoption of ASU 2019-05 effective January 1, 2020, the Company elected the fair value option on all loans receivable previously measured at amortized cost.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines Adjusted EBITDA as net income (loss), adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA divided by FVPF Total Revenue. The Company believes that Adjusted EBITDA and Adjusted EBITDA Margin are important measures because they allow management, investors and its board of directors to evaluate and compare operating results, including return on capital and operating efficiencies, from period to period by making the adjustments described below. In addition, it provides a useful measure for period-to-period comparisons of Oportun's business, as it removes the effect of income taxes, certain non-cash items, variable charges and timing differences.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations.
•The Company believes it is useful to exclude depreciation and amortization and stock-based compensation expense because they are non-cash charges.
•The Company excludes the impact of COVID-19 expenses, impairment charges and litigation reserve because it does not believe that these items reflect ongoing business operations.
•The Company also reverses origination fees for Fair Value Loans, net. As a result of the Company's election of the fair value option for Fair Value Loans, the Company recognizes the full amount of any origination fees as revenue at the time of loan disbursement in advance of collection of origination fees through principal payments. As a result, the Company believes it is beneficial to exclude the uncollected portion of such origination fees, because such amounts do not represent cash received.
•The Company also reverses the fair value mark-to-market adjustment because it is a non-cash adjustment.

Adjusted Net Income (Loss)
The Company defines Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of the Company's election of the fair value option and further adjusted to eliminate the effect of certain items as described below. The Company believes that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and Oportun's board of directors to evaluate and compare its operating results, including return on capital and operating efficiencies, from period to period, excluding the after-tax impact of non-cash, stock-based compensation expense and one-time, non-recurring items such as litigation reserves.

•The Company believes it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular income tax items that do not reflect ongoing business operations. The Company also includes the impact of normalized income tax expense by applying a normalized statutory tax rate.
•The Company believes it is useful to exclude the impact of COVID-19 expenses, impairment charges and litigation reserve because it does not believe that these items reflect its ongoing business operations.
•The Company believes it is useful to exclude stock-based compensation expense because it is a non-cash charge.

Adjusted Operating Efficiency
The Company defines Adjusted Operating Efficiency as total Fair Value Pro Forma operating expenses (excluding COVID-19 expenses, stock-based compensation expense, impairment charges and litigation reserve) divided by Fair Value Pro Forma Total Revenue. The Company believes Adjusted Operating Efficiency is an important measure because it allows management, investors and Oportun's board of directors to evaluate how efficient the Company is at managing costs relative to revenue.

Adjusted Return on Equity
The Company defines Adjusted Return on Equity (“ROE”) as annualized Adjusted Net Income divided by Fair Value Pro Forma average shareholders’ equity. The Company believes Adjusted ROE is an important measure because it allows management, investors and Oportun's board of directors to evaluate the profitability of the business in relation to equity and how well the Company generates income from the equity available.

Adjusted EPS
The Company defines Adjusted EPS as Adjusted Net Income divided by weighted average diluted shares outstanding. Weighted-average diluted common shares outstanding have been adjusted to reflect the conversion of all convertible preferred shares as of the beginning of each annual period.

Adjusted Tangible Book Value and Adjusted Tangible Book Value Per Share ("Adjusted TBVPS")
The Company defines Adjusted Tangible Book Value as Fair Value Pro Forma total stockholders' equity, excluding intangible assets and system development costs, and Adjusted TBVPS as Adjusted Tangible Book Value divided by common shares outstanding at period end. The Company believes that Adjusted TBVPS is an important measure because it provides management, investors and its Board with an assessment of value that is more conservative than Book Value Per Share in order to evaluate the financial position, capitalization, and valuation of the business in relation to total shares outstanding at the end of the period. The Company believes it is important to exclude intangibles, as these would not have standalone value outside the context of the business.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31, 2020			Three Months Ended December 31, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$129.9	$—	$129.9	$148.3	$(0.2)	$148.2
Non-interest income	10.9	—	10.9	17.0	—	$17.0
Total revenue	140.8	—	140.8	165.3	(0.2)	165.2
Less:
Interest expense	13.5	—	13.5	15.8	(0.4)	15.4
Provision (release) for loan losses	—	—	—	(0.7)	0.7	—
Net decrease in fair value	(12.7)	—	(12.7)	(18.7)	0.7	(18.0)
Net revenue	114.6	—	114.6	131.6	0.2	131.8

Operating expenses:
Technology and facilities	35.9	—	35.9	29.1	—	29.1
Sales and marketing	23.9	—	23.9	28.1	—	28.1
Personnel	26.5	—	26.5	24.2	—	24.2
Outsourcing and professional fees	10.8	—	10.8	14.4	—	14.4
General, administrative and other	2.9	—	2.9	4.6	—	4.6
Total operating expenses	100.0	—	100.0	100.5	—	100.5

Income before taxes	14.7	—	14.7	31.2	0.2	31.3
Income tax expense	6.2	—	6.2	8.0	—	8.0
Net income (loss)	$8.5	$—	$8.5	$23.2	$0.1	$23.3

Adjusted Earnings (Loss) per Common Share			$0.60			$0.94
Diluted Adjusted Weighted Average Common Shares			29,225,393			28,526,725

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Year Ended December 31, 2020			Year Ended December 31, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Revenue:
Interest income	$545.5	$—	$545.5	$544.1	$(1.8)	$542.4
Non-interest income	38.3	—	38.3	56.0	—	56.0
Total revenue	583.7	—	583.7	600.1	(1.8)	598.4
Less:
Interest expense	58.4	(0.9)	57.5	60.5	(1.4)	59.1
Provision (release) for loan losses	—	—	—	(4.5)	4.5	—
Net decrease in fair value	(190.3)	0.7	(189.6)	(97.2)	(13.4)	(110.6)
Net revenue	335.1	1.6	336.6	446.8	(18.2)	428.7

Operating expenses:
Technology and facilities	129.8	—	129.8	102.0	—	102.0
Sales and marketing	89.4	—	89.4	97.2	—	97.2
Personnel	106.4	—	106.4	90.6	—	90.6
Outsourcing and professional fees	47.1	—	47.1	57.2	—	57.2
General, administrative and other	20.5	—	20.5	15.4	—	15.4
Total operating expenses	393.2	—	393.2	362.4	—	362.4

Income (loss) before taxes	(58.1)	1.6	(56.5)	84.4	(18.2)	66.2
Income tax expense (benefit)	(13.0)	0.7	(12.3)	22.8	(5.0)	17.8
Net income	$(45.1)	$0.9	$(44.2)	$61.6	$(13.2)	$48.4

Adjusted Earnings (Loss) per Common Share			$(0.52)			$2.53
Diluted Adjusted Weighted Average Common Shares			27,333,271			24,767,605

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	December 31, 2020			December 31, 2019
	As Reported	FV Adjustments	FV Pro Forma	As Reported	FV Adjustments	FV Pro Forma
Assets
Cash and cash equivalents	$136.2	$—	$136.2	$72.2	$—	$72.2
Restricted cash	32.4	—	32.4	64.0	—	64.0
Loans receivable	1,696.5	—	1,696.5	1,920.6	5.0	1,925.6
Other assets	143.9	—	143.9	145.2	(6.6)	138.6
Total assets	2,009.1	—	2,009.1	2,201.9	(1.6)	2,200.3

Liabilities
Total debt	1,413.7	—	1,413.7	1,549.2	1.6	1,550.8
Other liabilities	129.0	0.7	129.7	163.9	(1.6)	162.3
Total liabilities	1,542.7	0.7	1,543.4	1,713.1	(0.1)	1,713.0
Total stockholders' equity	466.4	(0.7)	465.7	488.8	(1.5)	487.3
Total liabilities and stockholders' equity	$2,009.1	$—	$2,009.1	$2,201.9	$(1.6)	$2,200.3

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted EBITDA	2020	2019	2020	2019
Net income (loss)	$8.5	$23.2	$(45.1)	$61.6
Adjustments:
Fair Value Pro Forma net income adjustment	—	0.1	0.9	(13.2)
Income tax expense (benefit)	6.2	8.0	(12.3)	17.8
COVID-19 expenses	0.6	—	4.6	—
Depreciation and amortization	5.3	4.4	20.2	14.1
Impairment	3.7	—	3.7	—
Stock-based compensation expense	5.2	4.0	19.5	19.2
Litigation reserve	—	0.9	8.8	0.9
Origination fees for Fair Value Loans, net	(4.4)	(1.5)	(0.9)	(1.9)
Fair value mark-to-market adjustment	(25.1)	(22.2)	22.7	(24.2)
Adjusted EBITDA	$—	$17.0	$22.1	$74.3

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Net Income (Loss)	2020	2019	2020	2019
Net income (loss)	$8.5	$23.2	$(45.1)	$61.6
Adjustments:
Fair Value Pro Forma net income adjustment	—	0.1	0.9	(13.2)
Income tax expense (benefit)	6.2	8.0	(12.3)	17.8
COVID-19 expenses	0.6	—	4.6	—
Impairment	3.7	—	3.7	—
Stock-based compensation expense	5.2	4.0	19.5	19.2
Litigation reserve	—	0.9	8.8	0.9
Adjusted income (loss) before taxes	24.1	36.2	(20.0)	86.3
Normalized income tax expense (benefit)	6.6	9.3	(5.7)	23.5
Adjusted Net Income (Loss)	$17.5	$26.9	$(14.2)	$62.8

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
GAAP Earnings (Loss) per Share	2020	2019	2020	2019
Net income (loss)	$8.5	$23.2	$(45.1)	$61.6
Less: Additional common stock issued to Series G shareholders	—	—	—	(37.5)
Less: Net income allocated to participating securities (1)	—	—	—	(19.9)
Net income (loss) attributable to common stockholders	$8.5	$23.2	$(45.1)	$4.3

Basic weighted-average common shares outstanding	27,619,256	27,001,893	27,333,271	9,347,103
Weighted average effect of dilutive securities:
Stock options	1,253,453	1,104,961	—	1,300,758
Restricted stock units	352,684	406,684	—	101,671
Warrants	—	13,187	—	12,320
Diluted weighted-average common shares outstanding	29,225,393	28,526,725	27,333,271	10,761,852

Earnings (loss) per share:
Basic	$0.31	$0.86	$(1.65)	$0.46
Diluted	$0.29	$0.81	$(1.65)	$0.40

	Three Months Ended December 31,		Twelve Months Ended December 31,
Adjusted Earnings (Loss) Per Share	2020	2019	2020	2019
Diluted earnings (loss) per share	$0.29	$0.81	$(1.65)	$0.40

Adjusted Net Income (Loss)	$17.5	$26.9	$(14.2)	$62.8

Basic weighted-average common shares outstanding	27,619,256	27,001,893	27,333,271	9,347,103
Weighted-average common shares outstanding based on assumed convertible preferred conversion	—	—	—	14,005,753
Weighted average effect of dilutive securities:
Stock options	1,253,453	1,104,961	—	1,300,758
Restricted stock units	352,684	406,684	—	101,671
Warrants	—	13,187	—	12,320
Diluted adjusted weighted-average common shares outstanding	29,225,393	28,526,725	27,333,271	24,767,605

Adjusted Earnings (Loss) Per Share	$0.60	$0.94	$(0.52)	$2.53

(1) In a period of net income, both earnings and dividends (if any) are allocated to participating securities. In a period of net loss, only dividends (if any) are allocated to participating securities.

Note: Numbers may not foot or cross-foot due to rounding.

Oportun Financial Corporation
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in millions, except share and per share data, unaudited)

	December 31, 2020	December 31, 2019
Adjusted Tangible Book Value and Adjusted Tangible Book Value Per Share
Stockholders' equity	$466.4	$488.8
Adjustments:
Fair Value Pro Forma stockholders' equity adjustment	(0.7)	(1.5)
Intangible assets, net (1)	(27.5)	(18.5)
Adjusted Tangible Book Value	$438.2	$468.8

Total common shares outstanding at end of period	27,679,263	27,003,157

Book Value Per Share	$16.85	$18.10
Adjusted Tangible Book Value Per Share	$15.83	$17.36

(1) Intangible assets, net consists of trademarks and internally developed software, net.

Note: Numbers may not foot or cross-foot due to rounding.